                                                     Exhibit 4(g)

                                                     Appendix A








                              RULES


                               OF


                          THE BP AMOCO


                        SHARE OPTION PLAN



                  Share Holders' Approval:      25 November 1998
                  Director's Adoption:          25 November 1998
                  Expiry Date:                  24 November 2008




                                 b
                         One Silk Street
                         London EC2Y 8HQ

                       Tel: (+44)171 456 2000


                              Ref: ENP

   RULES OF THE BP AMOCO SHARE OPTION PLAN


1  Meanings Of Words Used

   In these Rules:

   "ADS" means an American depository share, or part thereof, representing six ordinary shares of the Company;

   "Business Day" means a day on which the London Stock Exchange or as the context requires the NYSE are open for the transaction of business;

   "Control" has the meaning in Section 840 of the Income and Corporation Taxes Act 1988;

   "Company" means BP AMOCO p.l.c.;

   "Date of Grant" means the date on which the Directors resolve to grant an Option;

   "Directors" means the board of directors of the Company or a duly authorised committee of it;

   "Eligible Employee" means any person who is an employee of a Participating Company.

   "Exercise Condition" means a condition or conditions imposed under Rule 2.3;

   "the  London  Stock  Exchange" means The  International  Stock
   Exchange Limited;

   "Member of the Group" means:

        (a)  the Company; and

        (b)  its Subsidiaries from time to time; and

        (c) any other company which is associated with the Company and is designated by the Directors as a Member of the Group;

   "Model Code" means the London Stock Exchange Model Code for transactions in securities by directors, certain employees and persons connected with them;

   "NYSE" means the New York Stock Exchange Inc.;

   "Option" means a right to acquire Shares granted under the Plan;

   "Optionholder" means a person holding an Option or his personal representatives;

   "Option Period" means a period starting on the Date of Grant of an Option and ending at the end of the day before the 10th anniversary of the Date of Grant or such shorter period as may be specified on the Date of Grant;

   "Option Price" means the amount payable for each Share on the exercise of an Option calculated as described in Rule 3;

   "Participating Companies" means:

        (i)  the Company; and

        (ii) any Subsidiary and any other company which is designated by the Directors as a Participating
              Company.

   "Plan"  means  this plan known as "The BP AMOCO  Share  Option
   Plan" constituted by this document as may be amended from time to time;

   "Rules" means the rules of the Plan as changed from time to time;

   "Shares" means fully paid ordinary shares or securities representing ordinary shares in the Company or, as the context may require, ADSs;

   "Subsidiary" means a company which is a subsidiary of the Company within the meaning given by Section 736 of the Companies Act 1985.


2  Grant Of Options

   2.1 Grant of Options:

        The Directors may grant to any Eligible Employee an Option to acquire such number of Shares or ADSs as they may determine.

   2.2 Time when Options may be granted:

        2.2.1 Options may only be granted within 42 days starting on any of the following:

              (i) the adoption of the Plan;

              (ii)the   day   after  the  announcement   of   the
                  Company's results to the London Stock Exchange for any period;

              (iii)     any  day  on which the Directors  resolve
                  that   exceptional  circumstances  exist  which
                  justify the grant of Options; or

              (iv)any day on which changes to the legislation  or
                  regulations affecting share option schemes are announced, effected or made.

        2.2.2 The Directors may only grant Options between the adoption of the Plan and the 10th anniversary of that date.

        2.2.3 The Directors may not grant Options at any time which would cause the Option Price to be calculated
              by   reference  to  any  days  on  or  before   the
              announcement of results.

        2.2.4 If the Directors cannot grant any Options due to restrictions imposed by statute, order, regulation or government directive, or by any code adopted by the Company based on the Model Code, the Directors may grant Options within 42 days after the lifting of such restrictions.

   2.3 Exercise Condition:

        When granting an Option, the Directors may make its exercise conditional on the satisfaction of Exercise Conditions. The Exercise Conditions must be objective, and specified at the Date of Grant. The Directors may waive or change the Exercise Conditions if anything happens which causes the Directors to consider that:

        2.3.1 changed   Exercise  Conditions  would  be  a  fairer
              measure of performance, and would be no less difficult to satisfy; or

        2.3.2 the Exercise Conditions should be waived.

   2.4 Evidence of Option:

        An Option shall be evidenced by deed in such form as the Directors determine.

   2.5 No Payment:

        Optionholders are not required to pay for the grant of any Option.

   2.6 Disclaimer of Option:

        Any Optionholder may disclaim all or part of his Option by notice in writing to the Secretary of the Company, or any other person nominated by the Directors for this purpose, within 30 days after the Date of Grant. If this happens the Option will be deemed never to have been granted under the Plan. No consideration is payable for the disclaimer.

   2.7 Disposal restrictions:

        Except for the transmission of an Option on the death of an Optionholder to his personal representatives, neither an Option nor any rights in respect of it may be transferred, assigned or otherwise disposed of by an Optionholder to any other person.

   2.8 Administrative errors:

        If the Directors try to grant an Option which is inconsistent with the Plan, the Option will be limited and will take effect from the Date of Grant on a basis consistent with the Plan.

   2.9 Options over ADSs:

        The Directors may determine, in their absolute discretion, to grant Options in the form of an Option to acquire ADSs and references in these Rules to Share, Option, Option Price etc. shall be construed accordingly. Upon the exercise of any Option to acquire ADSs the Company will:

              (v) deliver  or  cause to be delivered to  the  ADS
                  depositary the requisite number of Shares representing the relevant ADSs and shall instruct the depositary to issue the corresponding American depositary receipts evidencing such ADSs to the exercising Optionholder; or

              (vi)make  other  arrangements for the  Optionholder
                  to acquire ADSs.


3  Option Price

   3.1 Setting the Price:

        The  Directors  will  set the Option  Price.  The  Option
        Price, which may be expressed in sterling or in US dollars, will be:

        3.1.1 not less than the market value of a Share on the Date of Grant; and

        3.1.2 if the Shares are to be subscribed, not less than the nominal value of a Share.

   3.2 Market value:

        3.2.1 "Market value" for the purpose of Rule 3.1 on any particular day means:

        3.2.2 the middle market quotation (as derived from the Daily Official List of the London Stock Exchange) on the immediately preceding Business Day; or

        3.2.3 if the Directors so decide, the average of the middle market quotations on the 3 immediately preceding Business Days; or

        3.2.4 where the Option Price to acquire ADSs is expressed in US dollars, the average of the reported highest and lowest trading prices of an ADS as derived from the NYSE on the immediately preceding Business Day or the average of such prices for the 3 immediately preceding Business Days.


4  Scheme Limits

   4.1  10 per cent. 10 year limit (all schemes):

        The number of Shares which may be allocated under the Plan on any day will not exceed 10 per cent. of the ordinary share capital of the Company in issue immediately before that day, when added to the total number of Shares which have been allocated in the previous 10 years under the Plan and any other employee share scheme operated by the Company.

   4.2  5 per cent. 10 year limit (discretionary schemes):

        The number of Shares which may be allocated under the Plan on any day will not exceed 5 per cent. of the ordinary share capital of the Company in issue immediately before that day, when added to the total number of Shares which have been allocated in the previous 10 years under the Plan and any other discretionary share scheme adopted by the Company.;

   4.3  5 per cent. limit 5 year limit (all schemes):

        The number of Shares which may be allocated under the Plan on any day will not exceed 5 per cent. of the ordinary share capital of the Company in issue immediately before that day, when added to the total number of Shares which have been allocated in the previous 5 years under the Plan and any other employee share scheme adopted by the Company.

   4.4  3 per cent. 3 year limit (discretionary schemes):

        The number of Shares which may be allocated under the Plan on any day will not exceed 3 per cent. of the ordinary share capital of the Company in issue immediately before that day, when added to the total number of Shares allocated during the previous 3 years under the Plan and any other discretionary share scheme adopted by the Company.

   4.5 Exclusions:

        Where the right to acquire such Shares was released or lapsed without being exercised, the Shares concerned will be ignored when calculating the limits in this Rule.

   4.6 Meaning of Allocate:

        "Allocate"  means,  in  relation  to  any  share   option
        scheme, placing unissued Shares under option and, in relation to other types of employee share scheme, the issue and allotment of Shares.


5  Variations In Share Capital

   5.1 Adjustment of Options:

        If there is a variation in the equity share capital of the Company, including a capitalisation or rights issue, sub-division, consolidation or reduction of share capital, a demerger (in whatever form) or if the Company makes a special distribution including a distribution in specie:

        5.1.1 number or nominal amount of Shares comprised in each Option; and/or

        5.1.2 the Option Price;

        may be adjusted in any way (including retrospective adjustments) which the Directors consider appropriate.

   5.2 Nominal Value:

        The Option Price of an Option to acquire existing Shares may be adjusted to a price which is less than the nominal value. The Option Price of an Option to subscribe for new Shares may only be adjusted to a price less than the nominal value if the Directors resolve to capitalise the reserves of the Company in an amount equal to the difference between the adjusted Option Price and the nominal value of the Shares on the date of allotment.

   5.3 Notice:

        The Directors may notify Optionholders of any adjustment made under this Rule 5.


6  Exercise And Lapse - General Rules

   6.1 Exercise:

        Except  where exercise is allowed as described in Rule  7
        and unless specified otherwise by the Directors on the Date of Grant, an Option can only be exercised:

        6.1.1 on or after the third anniversary of its Date of Grant;

        6.1.2 if  any  Exercise Condition is satisfied or  waived;
              and

        6.1.3 so long as the Optionholder is a director or employee of a Member of the Group.

   6.2 Lapse:

        An Option will lapse on the earliest of:

        6.2.1 the date the Optionholder ceases to be a director or employee of a Member of the Group, unless any of the provisions in Rule 7 apply;

        6.2.2 any date specified in any Exercise Condition; or

        6.2.3 the expiry of the Option Period.

        For the purposes of Rule 6.2.1 above:

              (vii)     a  woman  who  leaves employment  due  to
                  pregnancy will be regarded as having left employment on the date on which she indicates that she does not intend to return to work. If there is no such indication she will be regarded as having left employment on the last day on which she is entitled to return to work under the legislation which applies to the Optionholder or, if later, any other date specified in her terms of employment;

              (viii)    an  Optionholder will not be  treated  as
                  ceasing to be a director or employee of a Member of the Group if on that date he is employed by another Member of the Group.


7  Exercise And Lapse - Exceptions to the General Rules

   7.1 Cessation of Employment:

        7.1.1 If an Optionholder ceases to be a director or an employee of any Member of the Group for any of the reasons set out below then, unless specified otherwise by the Directors on the Date of Grant, his Options will not lapse but may be exercised during the period of six months from the date of cessation even though any Exercise Conditions have not been satisfied. The Directors may at any time extend the period during which an Option may be exercised under this Rule 7.1. However, an Option may not be exercised after the expiry of the Option Period. The reasons are:

              (ix)ill-health,  injury, disability  or  redundancy
                  (company induced severance);

              (x) retirement;

              (xi)early   retirement   by  agreement   with   the
                  Optionholder's employer;

              (xii)     his employing company ceasing to be under
                  the control of the Company, or as a result of a transfer of the undertaking in which the Optionholder works to a person who is neither under the control of the Company nor a Member of the Group;

              (xiii)     any   other  reason  specified  by   the
                  Directors in their absolute discretion.

   7.2 Death:

        If an Optionholder dies, his Options may be exercised by his personal representatives within one year of his death, irrespective of the satisfaction of any Exercise Condition. To the extent that any Option exercisable under this Rule 7.2 is not so exercised, it will lapse at the end of the one year period. This Rule does not extend the Option Period.

   7.3 Takeovers:

        If a person (or a group of persons acting in concert) obtains Control of the Company as a result of making an offer to acquire shares which is either unconditional or is made on a condition such that if it is satisfied the person making the offer will have Control of the Company, Options may be exercised, irrespective of the satisfaction of any Exercise Condition, within the 6 month period after the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

        The Options will lapse at the end of the 6 month period, unless the Directors give reasonable notice to the Optionholders before the end of the 6 month period that the Options will not lapse.

        If someone becomes bound or entitled to acquire Shares under Section 428 to 430F of the Companies Act 1985,
        Options may be exercised, irrespective of the satisfaction of any Exercise Condition, at any time when that person remains so bound or entitled and then will lapse. If more than one period is relevant the Options will lapse at the end of the later period, unless the Directors give notice to the Optionholders before the expiry of the relevant period that the Options will not lapse.

   7.4 Company Reconstructions:

        If under Section 425 of the Companies Act 1985 a court directs that a meeting of the holders of Shares be convened to consider a scheme of arrangement involving the reconstruction of the Company or its amalgamation with any other company or companies:

        7.4.1 Optionholders   may  conditionally  exercise   their
              Options, irrespective of the satisfaction of any Exercise Condition, at any time between the date of the court's direction and 12 noon on the day before the day of the shareholders' meeting. Any Option not exercised by the end of that period will become unexercisable and will lapse; and

        7.4.2 the Directors will try to arrange for the proposals relating to the holders of the Shares to apply to each Optionholder who conditionally exercises his Options as described above.

   7.5 Demergers and other significant distributions:

        If the Directors become aware that the Company is or is expected to be affected by any demerger, dividend in specie, super dividend or other transaction which, in the opinion of the Directors, would affect the current or future value of any Option, the Directors, may, acting fairly, reasonably and objectively, in their discretion, allow some or all Options to be exercised. The Directors will specify the period of exercise of such Options, whether the Options will lapse at the end of the period, and whether exercise is subject to satisfaction of any Exercise Condition. In exercising their discretion, the Directors may take into account considerations relating to the Company and other Members of the Group, and other employees and Optionholders. The Directors will notify any Optionholder who is affected by this Rule.

   7.6 Winding-Up:

        If notice is duly given to members of the Company of a resolution for the voluntary winding-up of the Company, Options may be exercised, irrespective of the satisfaction of any Exercise Condition, until the start of the winding-up within the meaning of the Insolvency Act 1986 (but the exercise of any Option in these circumstances will be of no effect if the resolution is not passed). All Options will lapse on a winding-up of the Company unless exercised before the winding-up starts.

        If the Company is wound-up by the court, Options may be exercised, irrespective of the satisfaction of any Exercise Condition, within 2 months after the date of the winding-up order. However, the liquidator or the court (if appropriate) must authorise the issue of Shares after such exercise, and the Optionholder must apply for this authority and pay his application costs. Any Options not exercised during the 2 month period will lapse at the end of the period.

   7.7 Administration:

        If an administration order is made in relation to the Company, Optionholders may exercise their Options, irrespective of the satisfaction of any Exercise Condition, within 6 weeks after the date of the administration order. However, the administrator or the court must authorise the issue of Shares after such exercise.

   7.8 Voluntary Arrangement:

        If a voluntary arrangement is proposed in relation to the Company under Part I of the Insolvency Act 1986, Optionholders may exercise their Options, irrespective of the satisfaction of any Exercise Condition, within 14 days after the date of sending of any notices of meeting called under Section 3 of the Insolvency Act 1986 in relation to such proposal.

   7.9 Exchange of Options where Rule 8 does not apply

        7.9.1 Application:

              This  Rule  applies  if a company  (the  "Acquiring
              Company"):

              (xiv)     obtains  Control  of  the  Company  as  a
                  result of making a general offer to acquire:

                  the whole of the issued ordinary share capital of the Company (other than that which is already owned by it and its subsidiary or holding company) made on a condition such that, if satisfied, the Acquiring Company will have Control of the Company; or

                  all  the Shares (or those Shares not  already
                  owned   by   the  Acquiring  Company   or   its
                  subsidiary or holding company); or

              (xv)obtains   Control  of  the  Company   under   a
                  compromise or arrangement sanctioned by the court under Section 425 of the Companies Act
                  1985; or

              (xvi)     becomes  bound  or  entitled  to  acquire
                  Shares under Sections 428 to 430F of the Companies Act 1985 and no determination is made by the Directors under Rule 8.

        7.9.2 Exchange:

              If any of the events described in Rule 7.9.1 happens, an Optionholder may, during the period referred to in Rule 7.9.3, agree with the Acquiring Company to release his Option in consideration of the grant to him of a new option. The new option must be equivalent to the released option.

        7.9.3 Period for Substitution:

              The period referred to in Rule 7.9.2 is:

              (xvii)    in  a case falling within Rule 7.9.1.(i),
                  6  months  starting  with  the  time  when  the
                  Acquiring Company obtains Control of the Company and any condition subject to which the offer is made is satisfied;

              (xviii)   in  a case falling within Rule 7.9.1(ii),
                  6 months starting with the time when the court sanctions the compromise or arrangement; and

              (xix)     in  a case falling within Rule 7.9.1(iii)
                  the period during which the Acquiring Company remains so bound or entitled.

        7.9.4 Consequences of Exchange:

              Where an Optionholder is granted a new option for release of his old option as described in this Rule
              7, then:

              (xx)the  new option will be treated as having  been
                  acquired at the same time as the old Option and be exercisable in the same manner and at the same time as the old Option;

              (xxi)     the  new  option will be subject  to  the
                  provisions of the Scheme as it had effect in relation to the old option immediately before the release but 11.1.2 will not apply. In addition, in relation to any Inland Revenue approved options, the Inland Revenue may agree other changes;

              (xxii)    with  effect from the release and  grant,
                  the Rules will where relevant be construed, in relation to the new option as if references to the Company and Shares were references to the Acquiring Company and shares for which the new option is granted.

   7.10 Loss of ownership:

        Where the Optionholder is deprived of the legal or beneficial ownership of the Option by operation of law, or does anything or omits to do anything which causes him to be so deprived or becomes bankrupt, all his Options will lapse.

   7.11 Transfers:

        If an Optionholder is transferred to work in another country, but still continues to hold an office or employment with a Member of the Group and, as a result of that transfer, the Optionholder may either:

        7.11.1 suffer a tax disadvantage in relation to his Options which was not anticipated on grant (this being shown to the satisfaction of the Directors);
              or

        7.11.2 become subject to restrictions on his ability to exercise his Options or to hold or deal in the Shares or the proceeds of the sale of the Shares acquired on exercise because of the security laws or exchange control laws of the country to which he is transferred;

        the Optionholder may exercise the Option, irrespective of the satisfaction of any Exercise Condition, during the period starting 3 months before and ending 3 months after the transfer takes place. If he does not exercise his Options, following this Rule, the usual exercise Rules will apply to them at the appropriate times.

   7.12 Priority:

        If there is any conflict between any of the provisions of Rules 6 and 7, the provision which results in the shortest exercise period or the earliest lapse of the Option, or both, will prevail.


8  Exchange Of Options

   8.1 Application:

        This Rule applies if Options would become exercisable under Rules 7.3, 7.4, 7.5 or 7.6 but the Directors determine that the Options shall not be exercised but that this Rule 8 shall apply.

   8.2 Exchange:

        Where the Directors have made a determination under  Rule
        8.1   Optionholders  will  be  granted  an  option  ("New
        Option") to replace their Option ("Old Option").

   8.3 Consequences of Exchange:

        Where Optionholders are granted a New Option to replace their Old Option, then:

        8.3.1 the New Option will be in respect of shares in any body corporate determined by the Directors;

        8.3.2 the  New  Option  will  be  equivalent  to  the  Old
              Option;

        8.3.3 the New Option will be treated as having been acquired at the same time as the Old Option and be exercisable in the same manner and at the same time as the Old Option;

        8.3.4 the New Option will be subject to the provisions of the Plan as it had effect in relation to the Old
              Option immediately before the replacement;

        8.3.5 with effect from the replacement the Plan will be construed, in relation to the New Option as if references to Shares were references to the shares for which the New Option is granted and references
              to   the  Company  were  references  to  a  company
              determined  by  the  Directors  at  the   time   of
              replacement.


9  Exercise Of Options

   9.1 Exercise:

        An Optionholder can exercise his Option validly only in the way described in, and subject to, this Rule 9.

   9.2 Manner of Exercise:

        Options must be exercised by notice in writing delivered to the Secretary of the Company or other duly appointed person. The notice of exercise of the Option must be completed, signed by the Optionholder or by his appointed agent, and must be accompanied by:

        9.2.1 the relevant option certificate or a copy; and

        9.2.2 correct payment in full of the Option Price for the number of Shares being acquired.

   9.3 Option Exercise Date:

        9.3.1 Subject to Rule 9.3.2 the Option Exercise Date will be the later of:-

              (xxiii)   the  date of receipt by the Secretary  of
                  the Company or other authorised person of the documents and payment referred to in Rule 9.2;
                  and

              (xxiv)    the  date  on which the Directors  either
                  decide that the Exercise Condition to which the Option is subject has been satisfied, or waive the Exercise Condition. The Directors must decide about the satisfaction or waiver of the Exercise Condition within 14 days of receiving the documents in Rule 9.2 and payment.

        9.3.2 If any statute, regulation or code adopted by the Company (based on the Model Code), prohibits the exercise of Options, or the Company Secretary reasonably believes it so prohibits, the date of exercise will be either the date described in Rule 9.3.1, or, if later, the date when the Optionholder is permitted or the Company Secretary believes the Optionholder is permitted to exercise an Option. However, this Rule does not extend any period in which an Option is exercisable.

   9.4 Part Exercise:

        An Option may be exercised in part.

   9.5 Issue or Transfer:

        Subject to Rule 9.7 (consents):

        9.5.1 Shares to be issued following the exercise of an Option will be issued within 30 days of the Option
              Exercise Date.

        9.5.2 The Directors will procure the transfer of Shares to be transferred following the exercise of an Option within 30 days of the Option Exercise Date.

   9.6 Rights:

        Shares issued on the exercise of an Option will rank equally in all respects with the Shares in issue on the date of allotment. They will not rank for any rights attaching to Shares by reference to a record date preceding the date of allotment.

        Where Shares are to be transferred on the exercise of an Option, Optionholders will be entitled to all rights attaching to the Shares by reference to a record date on or after the transfer date. They will not be entitled to rights before that date.

   9.7 Consents:

        All allotments, issues and transfers of Shares will be subject to any necessary consents under any relevant enactments or regulations for the time being in force in the United Kingdom or elsewhere and the provisions of the deposit agreement between the Company and the depositary. The Optionholder will be responsible for complying with any requirements to be fulfilled in order to obtain or avoid the necessity for any such consent.

   9.8 Articles of Association:

        Any Shares acquired on the exercise of Options will be subject to the Articles of Association of the Company from time to time in force. Any ADSs acquired upon the exercise of any Option shall, in addition, be subject to the terms of the deposit agreement between the Company and the depositary.

   9.9 Listing:

        If and so long as the Shares are listed on the Official List of the London Stock Exchange, the Company will where relevant apply for listing of any Shares issued under the Plan as soon as practicable after their allotment.

   9.10 Cash alternative:

        The  Directors may in their discretion determine  not  to
        procure   the   transfer  or  issue  of  Shares   to   an
        Optionholder who exercises his Option, but instead to pay to him (subject to Rule 10.10) a cash amount equal to the amount by which the market value (calculated in accordance with Rule 3.2 on the Option Exercise Date) of the Shares in respect of which the Option is exercised exceeds the Option Price, or to procure the transfer to him of Shares to the value of that cash amount or apply that amount in the issue of Shares. If the Directors so determine, the Option Price shall not be payable, and if already paid, shall be repaid to the Optionholder forthwith.

        If an Optionholder so requests, the Directors may determine to satisfy the exercise of any Option with the appropriate number of ADSs. Any payment of taxes in respect of satisfying an Option in this way will be met by the Optionholder.


10 General

   10.1 Notices:

        Any notice or other document given to any Eligible Employee as Optionholder pursuant to the Plan may be delivered to him or sent by post to him at his home
        address   according  to  the  records  of  his  employing
        company or such other address which the Company considers appropriate. Notices or other documents sent by post shall be deemed to have been given 5 days following the date of posting.

   10.2 Documents sent to Shareholders:

        The Company may send to Optionholders copies of any documents or notices normally sent to the holders of its Shares (including such notices or documents required to be sent to Optionholders resident in the United States in accordance with the rules and regulations under the US Securities Act of 1934 as amended).

   10.3 Availability of Shares:

        The Company will keep available for allotment sufficient unissued Shares for all Options under which Shares may be subscribed or will procure that sufficient Shares are available for transfer for all Options under which Shares may be acquired.

   10.4 Directors' Decisions final and binding:

        The  decision  of the Directors on the interpretation  of
        the  Rules  or  in any dispute relating to an  Option  or
        matter   relating  to  the  Plan  will   be   final   and
        conclusive.

   10.5 Costs:

        The Company will pay the costs of introducing and administering the Plan.

   10.6 Regulations:

        The Directors have the power from time to time to make or vary regulations for the administration and operation of the Plan but these must be consistent with the Rules.

   10.7 Terms of Employment

        Nothing in this Plan will in any way be construed as imposing on a Participating Company a contractual obligation as between the Participating Company and an Eligible Employee to offer participation in this Plan.

        Any person who ceases to be an employee of any Member of the Group because of dismissal or termination of employment (however caused) or who is under notice of termination of employment will in no circumstances be entitled to claim any compensation in respect of the operation  of the Plan including but not limited  to  the
        application of tax laws or the application of tax policies maintained by any Group Company. If necessary that person's terms of employment will be varied accordingly.

   10.8 Replacement Option certificates:

        If any option certificate is worn out, defaced or lost, the Directors may replace it on such conditions as they wish to set. If an Option is exercised in part, and the balance remains exercisable, the Directors may on the surrender or cancellation of the relevant certificate provide the Optionholder with a balance certificate.

   10.9 Employee Trust

        The Company and any Subsidiary of the Company may provide money to the trustee of any trust or any other person to enable them or him to acquire shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by Section 153 of the Companies Act 1985.

   10.10 Withholding

        The Company, any employing company or the trustees of any employee benefit trust may withhold any amount and make any such arrangements, including but not limited to the sale or reduction in number of any Shares on behalf of an Optionholder as it considers necessary to meet any liability to taxation or social security contributions in respect of Options granted to the Optionholder pursuant to this Plan.


11 Changing the Plan and Termination

   11.1 Shareholder approval

        11.1.1      Except  as  described  in  Rule  11.1.2,  the
              shareholders in general meeting must approve in advance by ordinary resolution any proposed change to the advantage of present or future Optionholders, which relates to the following:

              (xxv)     the persons to or for whom Shares may  be
                  provided under the Plan;

              (xxvi)    the  limitations on the number of  Shares
                  which may be issued under the Plan;

              (xxvii)  the determination of the Option Price;

              (xxviii)  any  rights attaching to the Options  and
                  the Shares;

              (xxix)    the rights of Optionholders in the  event
                  of a capitalisation issue, rights issue, sub-division or consolidation of shares or reduction or any other variation of capital of the Company;

              (xxx)    the terms of this Rule 11.1.1.

        11.1.2 The Directors can change the plan and need not obtain the approval of the shareholder in general meeting for any minor changes including:

              (xxxi)    to  benefit  the  administration  of  the
                  Plan;

              (xxxii)   to  comply  with or take account  of  the
                  provisions   of   any  proposed   or   existing
                  legislation;

              (xxxiii)  to  take  account of any changes  to  the
                  legislation; or

              (xxxiv)   to  obtain  or maintain  favourable  tax,
                  exchange control or regulatory treatment of the Company, any Subsidiary or any present or future Optionholder.

   11.2 National Rules

        Notwithstanding any other provision of the Plan, but subject always to Rule 11.1 the Directors may amend or add to the provisions of the Plan and the terms of Options as they consider necessary or desirable to take account of, or to mitigate, or to comply with relevant overseas laws including but not limited to taxation, securities or exchange control laws which apply to Eligible Employees provided that the terms of Options granted to such Eligible Employees are not more favourable overall than the terms of Options granted to other Eligible Employees.

   11.3 Notice

        As   soon  as  possible  after  making  any  change,  the
        Directors will give written notice to any Optionholder affected by the change.

   11.4 Termination of the Plan

        The Directors may terminate the Plan at any time. If this is not done, the Plan will terminate on the tenth anniversary of its adoption by the shareholders in general meeting, but Options granted before such termination will continue to be valid and exercisable as described in these Rules.


12 Governing Law

     English law governs the Plan and all Options and their construction except as provided under Rule 11.2.

                   BP Amoco Share Option Plan


                Inland Revenue Approved Schedule


   The rules of the BP AMOCO Share Option Plan shall apply to Options granted under this Schedule, subject to the following alterations:


13 Definitions

   "Control" has the meaning given to it by Section 840 of the Taxes Act;

   "Eligible Employee" does not include anyone who is excluded from participation because of paragraph 8 of Schedule 9 to the Taxes Act (material interests provisions). Any director is only eligible if required to devote to his duties not less than 25 hours per week (excluding meal breaks);

   "Shares"  must  satisfy paragraphs 10 to 14 of the  Taxes  Act
   1988;

   "Subsidiary" means a company which is:

        (iii)a subsidiary of the Company within the meaning given to it by Section 736 of the Companies Act
              1985, and

        (iv) under the Control of the Company; and

   "Taxes Act" means the Income and Corporation Taxes Act 1988.


14 Revenue Approval

   If the approved status of the Plan is to be maintained, no change to the Plan made after it has been approved under Parts I, II and IV of Schedule 9 to the Taxes Act will have effect unless such change is approved by the Inland Revenue. In respect of the first operation of the Scheme no Options shall be granted until it has been approved by the Inland Revenue.


15 Cash Alternative

   Rule 9.10 shall not apply.


16 Exercise Condition

   Any Exercise Condition must be set out in documentation which is approved in advance by the Inland Revenue.


17 Revenue limit

   The Directors must not grant an Option to an Eligible Employee which would cause the market value of the Shares subject to the Option to exceed the amount permitted under paragraph 28(1) of Schedule 9 to the Taxes Act (currently pound sterling 30,000). When considering whether this amount has been reached the Directors must take into account the market value of Shares subject to the Option which they intend to grant him, as well as the market value of shares which he may acquire on exercising his Options under the Plan or any other Inland Revenue approved scheme established by the Company or by any of its associated companies (as defined in Section 187 of the Taxes Act).


18 Adjustment of Options

   No adjustment of Options may be made under Rule 5 without and to the extent of the prior approval of the Inland Revenue.


19 Exchange of Options

   The following rule shall replace Rule 8.

   19.1 This Rule applies if Options would become exercisable under Rule 7.3, 7.4, 7.5 or 7.6 but the Directors determine that Options shall not be exercised but this Rule shall apply.

   19.2 Where the Directors have made a determination under this Rule, optionholders will be granted an option ("New Option") to replace their option ("Old Option"). The New Option will be granted within the appropriate period within the meaning of paragraphs 15(2) and Schedule 9 to the Taxes Act. ^The New Option must be equivalent to the Old Option within the meaning of Paragraph 15(3) of
        Schedule 9 to the Taxes Act. It will be over shares in a company falling within Paragraph 10 of Schedule 9 to the Taxes Act.

   19.3 ^Where  an  Optionholder  is  granted  a  New  Option   in
        substitution of his Old Option as described in this Rule, then:

        19.3.1 the New Option will be treated as having been acquired at the same time as the Old Option and be exercisable in the same manner and at the same time as the Old Option;

        19.3.2 the  New  Option  will  be  subject  to   the
               provisions of the Plan as it had effect in relation to the Old Option immediately before the release. In addition, the Inland Revenue may agree other changes;

        19.3.3 with effect from the replacement the Plan will be construed, in relation to the New Option as if references to Shares were references to the shares for which the New Option is granted and references to the Company were references to a company determined by the Directors at the time of replacement.

                   BP Amoco Share Option Plan


 Schedule Governing Operation of the BP Amoco Share Option Plan
                      in the United States

   This United States ("US") Schedule has been adopted by the Directors pursuant to Rule 11.2 of the Plan and shall vary the terms of the Plan (and any other related documents) accordingly.


   Loss of Ownership

   Rule 7.10 shall not apply.

   Rule 10.10 and the heading thereof shall be amended by adding the following:

   Rule 10.10 Withholding/Right of Offset

   Amounts withheld and/or collected as taxes shall also include hypothetical taxes owed under an expatriate tax policy (as currently in effect or as amended from time to time) ("Tax Policy") of any Member of the Group. The Company or any employing company may deduct from the exercise of Options any debt, obligation, liability, or other amount owing by the Optionholder to a Member of the Group, including but not limited to amounts owed under a Tax Policy, as determined in the sole discretion of the Company. In accepting an Option grant, an Optionholder waives any right to notice and written consent under state law in connection with any such offset.